Exhibit 10.6
Lease Agreement
This agreement dated October 15, 2010 is entered into in Shanghai, PRC by and between:
Lessor: Kwok Ping Sun (“Party A”), Hong Kong passport number DA9001901;
Lessee: Nuoxin Energy Technology (Shanghai) Co., Ltd. (“Party B”), a limited liability company duly organized and validly existing under the PRC laws.
     Pursuant to the Contract Law of the People’s Republic of China and the relevant laws and regulations, in order to establish the rights and obligations of both parties hereto with respect to Party A’s lease to Party B and Party B’s lease from Party A the property hereunder, Party A and Party B hereby enter into this agreement in the principle of equality and free will after their consultation.
I. Location of the Property
     The property to be leased hereunder (the “Property”) is located at Building #4, Lane 118, Yonghe Road, Zhabei District, Shanghai. The Property has a floor area of 2,000 square meters.
II. Lease Term and other Agreements
1.	Lease Term Party A agrees to lease the Property to Party B for a one-year term from November 1, 2010 to October 31, 2011.

2.	The Property leased to Party B shall be used as its office space.

3.	Rent The monthly rent of the Property shall be RMB125,000. Party B shall pay Party A such rent on a monthly basis.

4.	During the lease term, Party B shall pay the fees in connection with water, electricity, gas, telephone, cable TV, cleaning and security services while Party A shall pay property management fees and repair costs.

5.	Under any of the circumstances on the part of Party B during the lease term, Party A may terminate the lease and take back the possession of the Property and Party B shall fully accept the relevant liability and compensate Party A for any losses incurred by Party A:
(1)	Party B sublets or transfers the Property without Party A’s prior written consent;

(2)	Party B carries out any illegal activity detrimental to public interest in the Property;

(3)	Party B makes any repair to the Property without Party A’s prior written consent;

(4)	Party B intentionally damages or destroys the Property, resulting in major modification of the structure of the Property and the internal facilities; and

(5)	Party B fails to pay as agreed herein any water, electricity, gas, telephone or other bills for 3 consecutive months.
III. Rights and Obligations
1.	Party A hereby represents and warrants that it owns the title to the Property and has the right to lease the Property to Party B; and Party B’s use of the Property during the lease term will not violate any applicable law or infringe upon the legal rights of any third party.

2.	Party B shall pay the fees in connection with water, electricity, gas and telephone in a timely manner and shall provide Party A with the relevant bills. Party A shall oversee and inspect such fees.

3.	During the lease term, (i) Party A shall ensure that the Property and its facilities are in safe and operating conditions and that Party B has the right of quiet enjoyment; (ii) Party A shall not sublet or sell the Property to any third party; and (iii) Party A shall request no rent increase.

4.	If Party B intends to continue to use the Property after the expiry of the lease term, it shall give a 1-month prior notice prior to Party A. Party A may, at its sole discretion, grant Party B the priority to lease the Property under the same conditions.

5.	During the lease term, if either party hereto intends to terminate this agreement for any specific cause, such party shall give a 1-month prior written notice to the other party and this agreement may be terminated only upon the agreement between the parties.

6.	During the lease term, Party B shall keep the area surrounding the Property clean and adopt fire and safety precautions. In the event of any incident, Party B shall fully accept the liability therefor.

7.	During the lease term, Party A shall promptly notify Party B of any change in the title to the Property.

8.	During the lease term, Party A shall be responsible for the repair of the Property. Party A shall fully compensate Party B for its losses due to Party A’s failure to make any repair to the Property in a prompt manner.

9.	Upon the expiry of the lease term, if Party A does not object to Party B’s continued use of the Property, Party A shall be deemed to consent to a renewal of the lease and the term hereof shall be automatically extended for additional 2 years.

10.	During the lease term, Party B shall not modify the internal structure of the Property without Party A’s consent and shall use the facilities in an appropriate manner. Party

B shall indemnify Party A for its intentional damage to the Property or its facilities. In respect of any wear and tear, Party B shall promptly notify Party A and cooperate with Party A in any necessary repair.
IV. Dispute Resolution
1.	The conclusion, validity, interpretation and performance of this agreement and the resolution of any dispute hereunder shall be governed by the laws of the People’s Republic of China.

2.	Any dispute arising out of or in connection with this agreement shall be resolved at first instance through consultation between the parties. If the parties are unable to resolve the dispute within 14 days after a party requesting such consultation, either party shall have the right to refer the dispute to the Beijing Arbitration Commission in Beijing for arbitration. There will be a sole arbitrator to be appointed by the parties who shall be a lawyer with at least 5-year experience in practicing international business law. If the parties fail to agree on the appointment of the arbitrator within 30 days after the other party receiving the arbitration notice, such appointment shall be made by the Chairman of the Beijing Arbitration Commission pursuant to the provisions of this paragraph. The arbitration shall be conducted in accordance with the then effective arbitration rules of the Beijing Arbitration Commission. The arbitral proceedings shall be conducted in Chinese. The arbitral award shall be final and binding upon both parties. The prevailing party may apply to a court of competent jurisdiction for enforcement of such award. All costs incurred by the prevailing party in connection with the dispute shall be borne by the losing party.
V. Effectiveness
     This agreement which is written in Chinese shall have three counterparts and each party hereto shall hold one. This agreement shall take effect upon the execution by the parties hereto with the official seal of each party (if applicable) affixed hereto. Upon the execution of this agreement, Party B shall file this agreement with the relevant authority for record purpose and Party A shall assist in this regard.
VI. Miscellaneous
     Any matters not covered by this agreement may be agreed upon by the parties through amicable consultation and a written supplementary agreement may be entered into between them. Such supplementary agreement shall be of same legal effect as this agreement.
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[Signature page]
Party A: Kwok Ping Sun (signature)
Party B: Nuoxin Energy Technology (Shanghai) Co., Ltd. (official seal)
Authorized Representative (signature):